EXHIBIT 21.1





The Subsidiaries of the Registrant are as follows:




                                                   State or Other
                                                   Jurisdiction of
Name of Company                                    Incorporation
---------------                                    -------------

Lapis Technologies, Inc.                           Delaware

TView, Inc.                                        Delaware

FOCUS Networking, Inc.                             Delaware

FOCUS Enhancements, B.V.,                          Netherlands